UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 15, 2008

LEGENDS BUSINESS GROUP, INC.
(Name of small business issuer in its charter)

Nevada	333-140666	20-4465282
(State or Jurisdiction of Incorporation or Organization)	Commission File Number	(I.R.S. Employer Identification No.)

1375 Semoran Boulevard
Casselberry, Florida 32707

(Address of principal executive offices)

Registrant’s telephone number, including area code: (407-263-4029)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

 Employment Agreement

On May 15, 2008, Legends Business Group, Inc. entered into an Employment Agreement with Larry Powalisz, Chief Executive Officer and President of the Company. The Agreement evidences that Mr. Powalisz has accepted the title and duties that accompany the position of President and Chief Executive Officer of the Company. The Agreement shall be in effect for a period of three years, commencing May 1, 2008 and expiring on May 1, 2011. During the term of the Agreement, Mr. Powalisz shall be paid at the annual rate of $130,000.00 (one hundred and thirty thousand dollars). Mr. Powalisz shall be allowed to participate in all general employee benefit plans and programs as soon as they are made available.

Press Releases

On May 16, 2008, Legends Business Group, Inc. issued a press release announcing the Employment Agreement. A copy of this press release is attached hereto as Exhibit A.

Item 9.01 Financial Statements and Exhibits.

d.) Exhibits

10.1	Compensation Agreement
99.1	Legends Business Group, Inc. press release dated May 16, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 20, 2008	LEGENDS BUSINESS GROUP, INC.

By: /s/ Larry Powalisz
Larry Powalisz, President and Chief Executive Officer